INDEPENDENT AUDITORS' CONSENT



The Stockholders and Board of Directors
Interactive Flight Technologies, Inc.


We consent to the use of our report dated December 11, 1998 incorporated herein by reference.


                                                   KPMG LLP

Phoenix, Arizona
July 23, 1999